        Exhibit 3.1

AMENDED AND RESTATED
BY-LAWS

OF

DANAHER CORPORATION

(hereinafter called the “Corporation”)

ARTICLE I
OFFICES

Section 1.Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2.Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.
ARTICLE II
MEETINGS OF STOCKHOLDERS

Section 1.Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such place, if any, either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.
Section 2.Annual Meetings. The Annual Meeting of Stockholders shall be held on such date and at such time as shall be designated by the Board of Directors and stated in the notice of the meeting, at which meeting the stockholders shall elect Directors and transact such other business as may properly be brought before the meeting. The Corporation may postpone, reschedule or cancel any previously scheduled annual meeting of stockholders.

Section 3.Special Meetings.
(a)    Except as otherwise prescribed by law or by the Certificate of Incorporation, Special Meetings of Stockholders, for any purpose or purposes, shall be called only by the Secretary or an Assistant Secretary pursuant to a written request delivered to the Secretary or an Assistant Secretary by (i) the Chairman of the Board, if there be one, (ii) the President, (iii) the Board of Directors or (iv) stockholders owning twenty-five percent (25%) or more of the capital stock of the Corporation issued and outstanding and entitled to vote, as of the record date fixed in accordance with these By-Laws to determine who may deliver a written request to call the special meeting, who shall have delivered written requests to call such meeting in accordance with this By-Law. Except as otherwise required by law, Special Meetings of stockholders of the Corporation may not be called by any other person or persons.

(b)    Any person seeking to request a special meeting shall first request that the Board of Directors fix a record date to determine the persons entitled to request a special meeting (the “ownership record date”) by delivering notice in writing to the Secretary of the Corporation at the principal executive offices of the Corporation (the “record date request notice”). A person’s record date request notice shall contain information about the class or series and number of shares of stock of the Corporation which are owned of record and beneficially by the person and state the business proposed to be acted on at the meeting. Upon receiving a record date request notice, the Board of Directors may set an ownership record date. Notwithstanding any other provision of these By-Laws, the ownership record date shall not precede the date upon which the resolution fixing the ownership record date is adopted by the Board of Directors, and shall not be more than 10 days after the close of business on the date upon which the resolution fixing the ownership record date is adopted by the Board of Directors. If the Board of Directors, within 10 days after the date upon which a valid record date request notice is received by the Secretary of the Corporation, does not adopt a resolution fixing the ownership record date, the ownership record date shall be the close of business on the 10th day after the date upon which a valid record date request notice is received by the Secretary (or, if such 10th day is not a business day, the first business day thereafter).

(c)    Any request by a stockholder or stockholders to call a Special Meeting shall state the purpose or purposes of the proposed meeting (which shall include the name(s) of any nominee(s), and shall be limited to the business set forth in the record date request notice) and all other information required pursuant to Section 10 of this Article II. A Special Meeting request by a stockholder or stockholders shall not be valid if (1) the Special Meeting request is received by the Corporation (A) during the period commencing 90 days prior to the first anniversary of the date of the immediately preceding Annual Meeting and ending on the date of the next Annual Meeting, or (B) during the period commencing on the date of the immediately preceding Annual Meeting and ending 30 days after such meeting; (2) such Special Meeting request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934, as amended, (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”) or other applicable law; (3) the request does not contain the purpose or purposes of the proposed meeting and all other information required pursuant to Section 10 of this Article II; or (4) the request relates to an item of business that is not a proper subject for stockholder action under applicable law. Stockholders may revoke a Special Meeting request by written revocation delivered to the Secretary at any time prior to the Special Meeting; provided, however, that if any such revocations are received by the Secretary and, as a result of such revocation, the number of un-revoked Special Meeting requests no longer represents at least the requisite number of shares entitling the stockholders to request the calling of a Special Meeting, then the Board shall have the discretion to determine whether or not to proceed with the Special Meeting.

(d)    Following receipt of a valid request by any stockholder or stockholders entitled to call a Special Meeting pursuant to this Section 3, the Board of Directors shall determine a date and time for the requested meeting, which date shall not be less than 50 days nor more than 70 days after receipt and determination of the validity of such request, and the Board of Directors shall establish a record date for the determination of stockholders entitled to vote at such Special Meeting. Following such determination and establishment, it shall be the duty of the Secretary, or if the Secretary is unable or unwilling, an Assistant Secretary, to cause notice of the Special Meeting to be given in accordance with Section 4 of this Article II. The notice of such Special Meeting shall include the purpose for which the meeting is called. The Board of Directors may submit its own proposal or proposals for consideration at any Special Meeting called by the Chairman of the Board, the President, the Board of Directors or at the request of one or more stockholders. If none of the persons who submitted the special meeting request (or their qualified representatives, as defined in Section 12(b) of Article II) appears at the special meeting to present the matter or matters to be brought before the special meeting that were specified in the special meeting request, the Corporation need not present the matter or matters for a vote at the meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

Section 4. Notice of Meetings. Unless otherwise required by law, notice of any Annual Meeting or Special Meeting stating the place, date and hour of the meeting (and, in the case of any Special Meeting, the purpose or purposes for which the meeting is called) and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. Without limiting the manner by which notice otherwise may be given to stockholders, any notice shall be effective if given by a form of electronic transmission in the manner permitted by the General Corporation Law of the State of Delaware (the “DGCL”). If notice is given by mail, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation, and if notice is delivered by courier service, such notice shall be deemed given upon the earlier of when the notice is received or left at such stockholder’s address. If notice is given by electronic transmission, such notice shall be deemed given at the time specified in Section 232 of the DGCL.

Section 5.Quorum; Adjournment.

(a)    Except as otherwise required by law or provided by the Certificate of Incorporation, or to the extent that a larger number may be required by the rules of any stock exchange upon which the Corporation’s securities are listed, the holders of a majority in voting power of the capital stock issued and outstanding and entitled to vote at any meeting of the stockholders, present in person, present by means of remote communication in a manner, if any, authorized by the Board of Directors in its sole discretion, or represented by proxy, shall constitute a quorum for all purposes. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum.
(b)    Whether or not a quorum is present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person, present by means of remote communication in a manner, if any, authorized by the Board of Directors in its sole discretion, or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting. The chairman of any meeting of stockholders shall also have the power to adjourn the meeting to another place, if any, date and time. At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.
Section 6. Voting. On any matter other than the election of directors, when a quorum is present, the affirmative vote of a majority of the voting power of the stock present or represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the action is one upon which, by express provision of law, the Certificate of Incorporation, or these By-Laws, a different vote is required, or unless under the rules or regulations of any stock exchange applicable to the Corporation, or pursuant to any regulation applicable to the Corporation or its securities, a different vote is provided, in which case such provision, rule or regulation will establish the vote required to effect such action. When a quorum is present, a properly nominated and qualified candidate for director shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election (with abstentions, broker non-votes and withheld votes not counted as a vote for or against such nominee’s election); provided, however, that directors shall be elected by a plurality of the votes cast for properly nominated and qualified candidates at any meeting of stockholders for which (i) the Secretary of the Corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for director set forth in Section 10 or Section 11 of Article II of these By-Laws and (ii) such nomination has not been withdrawn by such stockholder on or before the tenth day before the Corporation first mails its notice of meeting for such meeting to the stockholders. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee. Each stockholder may vote in person (including by means of remote communications, if any, by which stockholders may be deemed to be present in person and vote at such meeting) or may authorize another person or persons to vote for such stockholder by a proxy executed or transmitted in a manner permitted by the DGCL by the stockholder or such stockholder’s authorized agent and delivered (including by electronic transmission) to the Secretary of the Corporation. No proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period.

Section 7.Consent of Stockholders in Lieu of Meeting. Unless otherwise provided in the Certificate of Incorporation, and subject to Section 4 of Article V of these By-Laws, any action required or permitted to be taken at any Annual or Special Meeting of Stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent or consents, setting forth the action so taken, shall be given by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous consent shall be given to those stockholders who have not consented.

Section 8.List of Stockholders Entitled to Vote. The Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than ten days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing in this Section 8 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting, either (a) during ordinary business hours, at the principal place of business of the Corporation, or (b) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with notice of the meeting. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.
Section 9.Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the list required by Section 8 of this Article II or to vote in person or by proxy at any meeting of stockholders.

Section 10.     Notice of Business at Meetings of Stockholders.

(a)    At any meeting of the stockholders, only such business shall be conducted and only such nominations shall be made as shall have been properly brought before the meeting. To be properly brought before a stockholders’ meeting, business or nominations must be (1) with respect to an Annual Meeting, specified in the Corporation’s proxy materials and notice of meeting with respect to such meeting (or any supplement thereto) (including without limitation the nomination of a Stockholder Nominee in accordance with Section 11 of this Article II) or otherwise properly brought before the meeting by or at the direction of the Board of Directors, (2) with respect to a Special Meeting, properly brought before the meeting by or at the direction of the Board of Directors, the Chairman of the Board and/or the President in accordance with Section 3 of this Article II, or (3) with respect to an Annual Meeting or Special Meeting, properly brought before the meeting by a stockholder in accordance with Section 10(a)(3) of this Article II. For business or nominations to be properly brought before a stockholders’ meeting by a stockholder in accordance with Section 10(a)(3) of this Article II, (i) the stockholder must be a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at such meeting, (ii) the stockholder must be entitled to vote at the meeting, (iii) the business must constitute a proper matter under Delaware law for stockholder action, (iv) the procedures in this Section 10 (including without limitation the giving of timely notice) must be complied with and the stockholder giving the notice and the beneficial owner, if any, on whose behalf such nomination is made or such other business is being brought, must each have acted in accordance with the representations set forth in the stockholder’s notice required pursuant to this Section 10, and (v) with respect to any item of business or nomination to be brought at a stockholder-requested Special Meeting, the item of business or nomination must appear in the written request that prompted such meeting to be called and otherwise in compliance with Section 3 of this Article II. Notwithstanding any other provision of these By-Laws, in the case of a stockholder-requested special meeting, no stockholder may nominate a person for election to the Board of Directors or propose any other business to be considered at the meeting, except pursuant to the written request(s) delivered for such special meeting pursuant to Section 4 of this Article II. Except (1) for any directors elected in accordance with Section 2 of Article III hereof by the Board of Directors to fill a vacancy or newly-created directorship or (2) as otherwise required by applicable law, only persons who are nominated in accordance with the procedures in Section 10 or Section 11 of this Article II shall be eligible for election as directors.

(b)     A stockholder must provide written notice of business, or a nomination pursuant to Section 10(a)(3) of this Article II, to be brought at an Annual Meeting to the Secretary at the principal executive offices of the Corporation not less than 60 nor more than 90 days prior to the one-year anniversary of the date on which the Corporation first mailed its proxy materials for the prior year’s Annual Meeting; provided, however, that, subject to the last sentence of this Section 10(b), in the event that the date of the current year’s Annual Meeting has changed by more than 30 days from the one-year anniversary of the date that the prior year’s Annual Meeting was first convened, or if no annual meeting was held in the preceding year, such stockholder’s notice to be timely must be so received not later than the close of business on the later of (A) the 90th day prior to the current year’s Annual Meeting and (B) the 10th day following the day on which notice of the date of the current year’s Annual Meeting was mailed or public disclosure of the date of the current year’s Annual Meeting was made, whichever mailing or disclosure first occurs. Notwithstanding anything in this Section 10(b) to the contrary, in the event that the number of directors to be elected to the Board of Directors at an Annual Meeting is increased effective after the time period for which nominees would otherwise be due under this Section 10, a stockholder’s notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which public disclosure of such increase is first made by the Corporation. A stockholder must provide written notice of nomination for election to the Board of Directors at a Special Meeting properly called for such purpose to the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of (x) the 60th day prior to the Special Meeting and (y) the 10th day following the day on which notice of the date of the Special Meeting was mailed or public disclosure of the date of the Special Meeting was made, whichever mailing or disclosure first occurs. In no event shall the adjournment or postponement of an Annual Meeting for which notice has already been given or of a Special Meeting (or the public disclosure thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice.

(c)     For nominations to be properly brought before a meeting, the stockholder’s notice to the Secretary shall include (1) the information required to be provided by Section 10(e) of this Article II and the completed and executed consents, agreement and questionnaires required to be provided by Section 12 of this Article II, and (2) as to each person whom the stockholder proposes to nominate for election or reelection to the Board of Directors, (A) such person’s name, age and address, (B) such person’s principal occupation or employment, (C) the class, series and number of shares of stock of the Corporation that are directly or indirectly owned, beneficially or of record, by such person, (D) a description of all direct and indirect compensation and other material agreements, arrangements and understandings during the past three years, and any other material relationships, between or among (x) the stockholder, the beneficial owner, if any, on whose behalf the nomination is being made and the respective affiliates (for purposes of these By-Laws, the term “affiliate” shall have the meaning ascribed thereto in the regulations promulgated under the Exchange Act) and associates of, or others acting in concert with, such stockholder and such beneficial owner, on the one hand, and (y) each proposed nominee, and his or her respective affiliates and associates, or others acting in concert with such nominee(s), on the other hand, including without limitation all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made or any affiliate or associate thereof or person acting in concert therewith were the “registrant” for purposes of such Item and the proposed nominee were a director or executive officer of such registrant, and (E) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation.

(d)     In order for any business other than a nomination to be brought before a meeting by a stockholder, the stockholder’s notice to the Secretary shall set forth (1) the information required under Article II, Section 10(e), and (2) as to each matter the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-Laws, the language of the proposed amendment), the reasons for conducting such business at the meeting, and any material interest of such stockholder and beneficial owner, and the respective affiliates and associates of, or others acting in concert with, such stockholder and such beneficial owner, in such business.
(e)    Any stockholder’s notice required to be provided to the Secretary pursuant to Article II, Section 10(c) or 10(d) shall include the information specified in such provision, as applicable, and also shall set forth as to the stockholder of record giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (each, a “party”) (1) the name and address of each such party, (2) the class, series, and number of shares of the Corporation that are owned, directly or indirectly, beneficially or of record by each such party, (3) any option, warrant, convertible security, stock appreciation right, or other instrument or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by each such party, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (4) any proxy, contract, arrangement, understanding, or relationship pursuant to which either party has a right to vote, directly or indirectly, any shares of any security of the Corporation, (5) any short interest in any security of the Corporation held by each such party (for purposes of Article II, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (6) any rights to dividends on the shares of the Corporation owned beneficially directly or indirectly by each such party that are separated or separable from the underlying shares of the Corporation, (7) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which either party is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (8) any performance-related fees (other than an asset-based fee) that each such party is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice (which information set forth in subsections (2) – (8) of this paragraph shall be supplemented by such stockholder or such beneficial owner, as the case may be, not later than ten (10) days after the record date for determining the stockholders entitled to vote at the meeting (provided, that if such date is after the date of the meeting, not later than the day prior to the meeting) to disclose such information as of such record date), (9) a description of any direct or indirect agreement, arrangement or understanding between or among such stockholder and/or such beneficial owner, on the one hand, and the proposed nominee or any other person or persons (including their names) on the other hand, in connection with the proposal of such business or pursuant to which the nomination is being made, (10) any other information relating to each such party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (11) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the person(s) named in its notice and/or bring the business identified in the notice, as applicable, and (12) a representation that each such party will or is part of a group that will deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of voting power of all of the shares of capital stock of the Corporation required under applicable law to carry the proposal or, in the case of a nomination or nominations, at least the percentage of voting power of all of the shares of capital stock of the Corporation reasonably believed by the stockholder or beneficial holder, as the case may be, to be sufficient to elect the nominee or nominees proposed to be nominated by the stockholder and/or otherwise to solicit proxies from stockholders in support of such nomination(s). “Indirect” rights and interests of a party shall include without limitation any rights or interests held by members of such party’s immediate family sharing the same household.

Section 11.     Proxy Access.

(a)Subject to the provisions of this Section 11, the Corporation shall include in its proxy statement (including its form of proxy) for an annual meeting of stockholders the name of any stockholder nominee for election to the Board of Directors submitted pursuant to this Section 11 (each a “Stockholder Nominee”) provided (i) timely written notice of such Stockholder Nominee satisfying this Section 11 (“Notice”) is delivered to the Corporation by or on behalf of a stockholder or stockholders that, at the time the Notice is delivered, satisfy the ownership and other requirements of this Section 11 (such stockholder or stockholders, and any person on whose behalf they are acting, the “Eligible Stockholder”), (ii) the Eligible Stockholder expressly elects in writing at the time of providing the Notice to have its nominee included in the Corporation’s proxy statement pursuant to this Section 11, and (iii) the Eligible Stockholder and the Stockholder Nominee otherwise satisfy the requirements of this Section 11 and the director qualifications requirements set forth in the Corporation’s Corporate Governance Guidelines and any other document(s) setting forth qualifications for directors.
(b)To be timely, an Eligible Stockholder’s notice must be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the date on which the Corporation first mailed its proxy materials for the prior year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed (other than as a result of adjournment) by more than thirty (30) days from the anniversary of the previous year’s annual meeting, notice by the stockholder to be timely must be delivered not later than the close of business on the later of the one-hundred-twentieth (120th) day prior to such annual meeting or the tenth (10th) day following the day on which public disclosure of the date of such meeting is first made. In no event shall the public disclosure of any adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of an Eligible Stockholder’s notice as described above.

(c)In addition to including the name of the Stockholder Nominee in the Corporation’s proxy statement for the annual meeting, the Corporation also shall include (i) the information concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder and (ii) if the Eligible Stockholder so elects, a Statement (defined below) (collectively, the “Required Information”). Nothing in this Section 11 shall limit the Corporation’s ability to solicit against and include in its proxy statement its own statements relating to any Stockholder Nominee.

(d)The number of Stockholder Nominees (including Stockholder Nominees that were submitted by an Eligible Stockholder for inclusion in the Corporation’s proxy statement pursuant to this Section 11 but either are subsequently withdrawn or that the Board of Directors decides to nominate (a “Board Nominee”)) appearing in the Corporation’s proxy statement with respect to an annual meeting of stockholders shall not exceed the greater of (i)

two or (ii) 20% of the number of directors in office as of the last day on which notice of a nomination may be delivered pursuant to this Section 11 (the “Final Proxy Access Nomination Date”) or, if such amount is not a whole number, the closest whole number below 20% (the “Permitted Number”); provided, however, that (i) any director in office as of the Final Proxy Access Nomination Date who was included in the Corporation’s proxy statement as a Stockholder Nominee for any of the two preceding annual meetings and whom the Board of Directors decides to nominate for election to the Board of Directors also will be counted against the Permitted Number, and (ii) in the event that one or more vacancies for any reason occurs on the Board of Directors at any time after the Final Proxy Access Nomination Date and before the date of the applicable annual meeting of stockholders and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 11 exceeds the Permitted Number, each Eligible Stockholder shall select one Stockholder Nominee for inclusion in the Corporation’s proxy statement until the Permitted Number is reached, going in order of the amount (greatest to least) of the Corporation’s capital stock entitled to vote on the election of directors as disclosed in the Notice. If the Permitted Number is not reached after each Eligible Stockholder has selected one Stockholder Nominee, this selection process shall continue as many times as necessary, following the same order each time, until the Permitted Number is reached.

(e)An Eligible Stockholder must have owned (as defined below) continuously for at least three years a number of shares that represents 3% or more of the Corporation’s outstanding shares of capital stock entitled to vote in the election of directors (the “Required Shares”) as of both the date the Notice is received by the Corporation in accordance with this Section 11 and the record date for determining stockholders entitled to vote at the annual meeting and must continue to own the Required Shares through the meeting date. For purposes of satisfying the ownership requirement under this Section 11, the shares of the Corporation’s capital stock owned by one or more stockholders, or by the person or persons who own shares of the Corporation’s capital stock and on whose behalf any stockholder is acting, may be aggregated, provided that (i) the number of stockholders and other persons whose ownership of shares is aggregated for such purpose shall not exceed 20, (ii) each stockholder or other person whose shares are aggregated shall have held such shares continuously for at least three years, and (iii) a group of two or more funds that are (A) under common management and investment control, (B) under common management and funded primarily by the same employer (or by a group of related employers that are under common control), or (C) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one stockholder or person for this purpose. Whenever an Eligible Stockholder consists of a group of stockholders and/or other persons, any and all requirements and obligations for an Eligible Stockholder set forth in this Section 11 must be satisfied by and as to each such stockholder or other person, except that shares may be aggregated to meet the Required Shares as provided in this Section 11. With respect to any one particular annual meeting, no stockholder or other person may be a member of more than one group of persons constituting an Eligible Stockholder under this Section 11.

(f)For purposes of this Section 11, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of the Corporation’s capital stock as to which the person possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such person or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by such person or any of its affiliates for any purposes or purchased by such person or any of its affiliates pursuant to an agreement to resell, or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such person or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation’s capital stock, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (A) reducing in any manner, to any extent or at any time in the future, such person’s or affiliates’ full right to vote or direct the voting of any such shares, and/or (B) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such person or affiliate. A person shall “own” shares held in the name of a nominee or other intermediary so long as the person retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A person’s ownership of shares shall be deemed to continue during any period in which (i) the person has loaned such shares, provided that the person has the power to recall such loaned shares on five business days’ notice and provides a representation that it will promptly recall such loaned shares upon being notified that any of its Stockholder Nominees will be included in the Corporation’s proxy statement, or (ii) the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the person. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings.

(g)An Eligible Stockholder must provide with its Notice the following to the Secretary: (i) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven calendar days prior to the date the Notice is received by the Corporation, the Eligible Stockholder owns, and has owned continuously for the preceding three years, the Required Shares, and the Eligible Stockholder’s agreement to provide (A) within five business days after the record date for the annual meeting, written statements from the record holder and such intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date and (B) immediate notice if the Eligible Stockholder ceases to own any of the Required Shares prior to the date of the applicable annual meeting of stockholders, (ii) documentation satisfactory to the Corporation demonstrating that a group of funds qualifies to be treated as one stockholder or person for purposes of this Section 11, (iii) a representation and agreement that the Eligible Stockholder (including each member of any group of stockholders and/or persons that together is an Eligible Stockholder hereunder): (A) intends to continue to own the Required Shares through the date of the annual meeting, (B) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have such intent, (C) will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the Corporation, and (D) has provided and will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; (iv) the written consent of each Stockholder Nominee to be named in the Corporation’s proxy statement as a nominee and to serve as a director if elected, (v) a copy of the Schedule 14N that has been filed with the SEC as required by Rule 14a-18 under the Exchange Act, (vi) the information required to be provided by Section 10(c) and (e) of this Article II and the completed and executed consents, agreement and questionnaires required to be provided by Section 12 of this Article II, (vii) in the case of a nomination by a group of stockholders that together is an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating stockholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination, and (viii) an undertaking that the Eligible Stockholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the Corporation’s stockholders or out of the information that the Eligible Stockholder provides to the Corporation, (B) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of the Eligible Stockholder’s communications with the Corporation’s stockholders or out of the information that the Eligible Stockholder provided to the Corporation, (C) file with the SEC any solicitation or other communication with the Corporation’s stockholders relating to the annual meeting at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required under Section 14 of the Exchange Act and the rules and regulations promulgated thereunder or whether any exemption from filing is available for such solicitation or other communication under Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and (D) comply with all other applicable laws, rules, regulations and listing standards with respect to any solicitation in connection with the annual meeting.

(h)The Eligible Stockholder may include with its Notice, a written statement for inclusion in the Corporation’s proxy statement for the annual meeting, not to exceed 500 words per Stockholder Nominee, in support of each Stockholder Nominee’s candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Article II, the Corporation may omit from its proxy statement any information or Statement that it believes would violate any applicable law, rule, regulation or listing standard.

(i)In the event that any information or communications provided by the Eligible Stockholder or Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in any respect or omits a fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of any such inaccuracy or omission in such previously provided information and of the information that is required to make such information or communication true and correct; it being understood that providing any such notification shall not be deemed to cure any defect or limit the Corporation’s right to omit a Stockholder Nominee from its proxy materials as provided in this Section 11.

(j)The Corporation shall not be required to include, pursuant to this Section 11, a Stockholder Nominee in its proxy statement (or, if the proxy statement has already been filed, to allow the nomination of a Stockholder Nominee, notwithstanding that proxies in respect of such vote may have been received by the Corporation) (i) for any annual meeting for which the Secretary receives a notice that any stockholder has nominated a person for election to the Board of Directors pursuant to Section 10 of this Article II, (ii) who is not independent under the Independence Standards (as defined below), (iii) whose election as a member of the Board of Directors would violate or cause the Corporation to be in violation of these By-Laws, the Corporation’s Restated Certificate of Incorporation, the Corporation’s Corporate Governance Guidelines or other document setting forth qualifications for directors, the listing standards of the principal U.S. exchange upon which the Corporation’s capital stock is listed, or any applicable state or federal law, rule or regulation, (iv) if the Stockholder Nominee is or becomes a party to any undisclosed Voting Commitment (as defined below), (v) if the Stockholder Nominee is or becomes a party to any undisclosed Compensation Agreement (as defined below), (vi) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (vii) whose then-current or prior business or personal interests place such Stockholder Nominee in a conflict of interest with the Corporation or any of its subsidiaries that would cause such Stockholder Nominee to violate any fiduciary duties of directors established pursuant to Delaware law, including but not limited to the duty of loyalty and duty of care, (viii) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past 10 years, (ix) who is subject to any order of the type specified in Rule 506(d) of Regulation D under the Securities Act, or (x) if such Stockholder Nominee or the applicable Eligible Stockholder shall have provided information to the Corporation in respect of such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading or shall have breached any of its or their agreements, representations, undertakings and/or obligations pursuant to this Section 11, in each case as determined by the Board of Directors.

(k)Notwithstanding anything to the contrary set forth herein, if (i) the Stockholder Nominee and/or the applicable Eligible Stockholder shall have breached any of its or their agreements, representations, undertakings and/or obligations pursuant to this Section 11, as determined by the Board of Directors or the person presiding at the annual meeting, or (ii) the Eligible Stockholder (or a qualified representative thereof) does not appear at the annual meeting to present any nomination pursuant to this Section 11, (x) such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation and (y) the Corporation shall not be required to include in its proxy statement any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder.

(l)Any Stockholder Nominee who is included in the Corporation’s proxy statement for a particular annual meeting of stockholders but either withdraws from or becomes ineligible or unavailable for election at the annual meeting shall be ineligible to be included in the Corporation’s proxy statement as a Stockholder Nominee pursuant to this Section 11 for the next two annual meetings of stockholders following the annual meeting for which the Stockholder Nominee has been nominated for election.

Section 12.     General Provisions Regarding Nominations of Directors and Notice of Business at Stockholder Meetings.

(a)    A person shall not be eligible for election or re-election as a director at an Annual or Special Meeting unless the person (i) is nominated (A) by a record stockholder in accordance with Article II, Section 10, (B) in accordance with Article II, Section 11 or (C) by or at the direction of the Board of Directors, (ii) submits a written consent to serve as a director if elected, and if such person is nominated by a stockholder, a statement of such person’s intention to serve for the full term for which such person is standing for election, (iii) submits a written consent to tender, promptly following such person’s election or re-election, an irrevocable resignation effective upon such person’s failure to receive the required vote for re-election at the next meeting at which such person would face re-election and upon acceptance of such resignation by the Board of Directors, in accordance with the Corporation’s Corporate Governance Guidelines, (iv) delivers (in accordance with the time periods prescribed for delivery of notice under Section 10(b) or 11(b) of this Article II, as applicable) an executed agreement, in a form deemed satisfactory to the Corporation, that (A) the person has read and agrees to adhere to the Corporation’s Corporate Governance Guidelines and all other Corporation policies and guidelines applicable to directors, including with regard to securities trading, (B) the person is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation, and (C) the person is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification (a “Compensation Arrangement”) in connection with such person’s nomination or candidacy for director and/or service as a director that has not been disclosed to the Corporation, and (v) completes, signs and submits (in accordance with the time periods prescribed for delivery of notice under Section 10(b) or 11(b) of this Article II, as applicable) all questionnaires prepared by the Corporation (including those questionnaires required of the Corporation’s Board of Directors and any other questionnaire the Corporation determines is necessary or advisable to assess whether a nominee will satisfy any qualifications or requirements imposed by the Certificate of Incorporation or these By-Laws, any law, rule, regulation or listing standard that may be applicable to the Corporation, and the Corporation’s corporate governance policies and guidelines), which questionnaires shall be provided by the Secretary upon written request. In addition, a person shall not be eligible for election or re-election as a director at an Annual or Special Meeting unless the person provides within five business days of the Corporation’s request such additional information as the Corporation determines may be necessary to permit the Board of Directors to determine whether such person meets the requirements of Section 10 or Section 11 of this Article II, as applicable, and/or the Corporation’s requirements with regard to director qualifications and policies and guidelines applicable to directors, including whether (x) such person is independent under the audit committee and compensation committee independence requirements set forth in the rules of the principal U.S. exchange on which shares of the Corporation are listed, the listing standards of the principal U.S. exchange upon which the capital stock of the Corporation is listed, any applicable rules of the Securities and Exchange Commission, and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the directors (collectively, the “Independence Standards”), (y) such person has any direct or indirect relationship with the Corporation, and (z) such person is or has been subject to (1) any event specified in Item 401(f) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”) or (2) any order of the type specified in Rule 506(d) of Regulation D under the Securities Act. Only such business shall be conducted at an Annual or Special Meeting as shall have been brought before the meeting in accordance with the procedures set forth in Section 10 or Section 11 of this Article II.

(b)     Except as otherwise required by law, each of the Board of Directors or the chairman of any stockholder meeting shall have the power to determine whether a nomination was made or any other business was properly brought before a meeting in accordance with the procedures set forth in these By-Laws. If any proposed nomination or other business was not brought in compliance with these By-Laws, then except as otherwise required by law, the chair of the meeting shall have the power to declare that such nomination shall be disregarded or that such other business shall not be brought before the meeting. Notwithstanding the provisions of Section 10 or Section 11 of this Article II, unless otherwise required by law, or otherwise determined by the Board of Directors or the chair of the meeting, if the stockholder does not provide the information required under Section 10 or Section 11 of this Article II, as applicable, to the Corporation within the applicable time frames specified therein, any such nomination shall be disregarded and any such other business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. Notwithstanding the provisions of Section 10 or Section 11 of this Article II, unless otherwise required by law, or otherwise determined by the Board of Directors or the chair of the meeting, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting to present a nomination or other business (whether pursuant to the requirements of these By-Laws or in accordance with Rule 14a-8 under the Exchange Act), such nomination shall be disregarded and such other business shall not be considered, notwithstanding that proxies in respect of such vote may have been received by the Corporation. To be considered a qualified representative of a stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a written instrument executed by such stockholder (or a reliable reproduction of the written instrument) to act for such stockholder as proxy at the meeting of stockholders, which written instrument (or a reliable reproduction thereof) must, unless otherwise determined by the Board of Directors, the chair of the meeting or the Secretary of the Corporation, be delivered to the Corporation prior to the making of such nomination or proposal at such meeting (and in any event not fewer than three business days before the meeting).

            (c)    For purposes of Section 10 and Section 11 of this Article II, “close of business” shall mean 5:00 p.m. local time at the principal executive offices of the Corporation on any calendar day, whether or not the day is a business day, and “public disclosure” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
(c)    Notwithstanding the foregoing provisions of this Article II, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Article II. Nothing in this Article II shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
Section 13.     Conduct of Meetings.

(a)    The Board of Directors may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders of the Corporation as it shall deem appropriate including, without limitation, such guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting. Except to the extent inconsistent with any rules, regulations and procedures as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting and prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as shall be determined; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted (if any) to questions or comments by participants; (vi) regulations for the opening and closing of the polls for balloting and matters which are to be voted on by ballot (if any); and (vii) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting. Unless and to the extent determined by the Board of Directors or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

(b)    In advance of any meeting of stockholders, the Board of Directors, the Chairman of the Board, or the President shall appoint one or more inspectors of election to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is present, ready and willing to act at a meeting of stockholders, the chair of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law.

Section 14.     Delivery to the Corporation. Whenever this Article II or Section 4(c) of Article V hereof requires one or more persons (including a record or beneficial owner of stock) to deliver a document or information to the Corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), the Corporation shall not be required to accept delivery of such document or information unless the document or information is in writing exclusively (and not in an electronic transmission) and delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested.

ARTICLE III
DIRECTORS

Section 1.Number and Election of Directors. The Board of Directors shall consist of not less than three nor more than fifteen members, with the exact number of directors to be determined from time to time by resolution adopted by the Board of Directors. A director shall hold office until the next Annual Meeting; provided that the term of each director shall continue until the election and qualification of his or her successor and shall be subject to his or her prior death, resignation or removal. Directors need not be stockholders. Any director may be removed from office with or without cause by the vote of the holders of at least a majority of the shares outstanding and entitled to vote in the election of directors. Any director may resign by delivering a resignation in writing or by electronic transmission to the Chairman of the Board, the President or the Secretary, such resignation to specify whether it will be effective at a particular time, upon the happening of a future event, upon receipt or at the pleasure of the Board. If no such specification is made, it shall be deemed effective at the pleasure of the Board.

Section 2.Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors shall be filled solely by a majority of the directors then in office, though less than a quorum, or by a sole remaining director (and not by the stockholders), and each director so chosen shall hold office until the next Annual Meeting; provided that the term of each director shall continue until the election and qualification of his or her successor and shall be subject to his or her prior death, resignation or removal. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

Section 3.Duties and Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

Section 4.Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman of the Board, if there be one, the President, or a majority of directors then in office (or by a sole remaining director). Notice thereof stating the place, date and hour of the meeting shall be given to each director by first class mail not less than five (5) days before the meeting, by reputable overnight courier not less than forty-eight (48) hours before the meeting, in person or by telephone, telecopy or electronic mail not less than twenty-four (24) hours before the meeting, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

Section 5.Quorum. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these By-Laws, at all meetings of the Board of Directors, a majority of the directors then in office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors; provided however, that in no case shall a quorum consist of less than 1/3 of the total number of directors established by resolution of the Board pursuant to the first sentence of Section 1, Article III, including vacancies. If a quorum shall not be present at any meeting of the Board of Directors the directors present thereat may adjourn the meeting to another place, date or time, without further notice other than announcement at the meeting, until a quorum shall be present.

Section 6.Actions of the Board Without a Meeting. Unless otherwise provided by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the Board of Directors or committee in the same paper or electronic form as the minutes are maintained.

Section 7.Meetings by Means of Conference Telephone. Unless otherwise provided by the Certificate of Incorporation or these By-Laws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 7 shall constitute presence in person at such meeting.

Section 8.Committees. The Board of Directors may, by resolution passed by the Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors when required. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these By-Laws for the Board of Directors. Except as otherwise provided in the Certificate of Incorporation, these By-Laws, or the resolution of the Board of Directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

Section 9.Compensation. The directors may be paid such compensation for their services and such reimbursement for their expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 10.Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose if (i) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 11.Emergency By-Laws. This Section 11 shall be operative during any emergency condition as contemplated by Section 110 of the DGCL (an “Emergency”), notwithstanding any different or conflicting provisions in these By-Laws, the Certificate of Incorporation or the DGCL. In the event of any Emergency, or other similar emergency condition, the director or directors in attendance at a meeting of the Board of Directors or a standing committee thereof shall constitute a quorum. Such director or directors in attendance may further take action to appoint one or more of themselves or other directors to membership on any standing or temporary committees of the Board of Directors as they shall deem necessary and appropriate. Except as the Board of Directors may otherwise determine, during any Emergency, the Corporation and its directors and officers, may exercise any authority and take any action or measure contemplated by Section 110 of the DGCL.

ARTICLE IV
OFFICERS

Section 1.General. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer. The Board of Directors, in its discretion, may also choose a Chairman of the Board of Directors (who must be a director) and one or more Vice-Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these By-Laws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors, need such officers be directors of the Corporation.

Section 2.Election. The Board of Directors shall annually elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier death, resignation or removal. Any officer may be removed at any time by the Board of Directors. Any officer may resign by delivering a written resignation to the corporation at its principal office or to the President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some later time or upon the happening of some later event. The Board of Directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of the President, Treasurer and Secretary. The salaries of all officers of the Corporation shall be fixed by the Board of Directors or by such officers as may be designated by the Board of Directors.

Section 3.Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board, the President, any Vice-President, the Secretary or any Assistant Secretary or any other person authorized by the Board of Directors, the Chairman of the Board, the President or any Vice-President, and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present.

Section 4.Chairman of the Board of Directors. The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors. In his or her absence, the Chairman of the Executive Committee, if any, of the Board of Directors shall preside at such meetings, or in the absence of the Chairman of the Executive Committee the Chief Executive Officer, or in the absence of the Chief Executive Officer the President, or in the absence of the President a Vice President, or in the absence of all of the foregoing persons by a chairman designated by the Board of Directors. Except where by law the signature of the President is required, the Chairman of the Board of Directors shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. During the absence or disability of the President, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the President. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these By-Laws or by the Board of Directors.

Section 5.President. The President shall be the Chief Executive Officer of the Corporation. The President shall, subject to the direction of the Board of Directors and, if there be one, the Chairman of the Board of Directors, have general supervision of the business of the Corporation and shall perform all duties and have all powers that are delegated to such officer from time to time by the Board of Directors or that are commonly incident to the office of chief executive.

Section 6.Vice-Presidents. Each Vice-President shall perform such duties and shall have such powers as the Board of Directors or the President may from time to time prescribe, or that are commonly incident to the office to which appointed. At the request of the President or in his or her absence or in the event of his or her inability or refusal to act (and if there be no Chairman of the Board of Directors able or willing to act), the Vice-President or the Vice-Presidents if there is more than one (in the order designated by the Board of Directors) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Board of Directors may assign to any Vice-President the title of Executive Vice-President, Senior Vice-President or any other title selected by the Board of Directors.

Section 7.Secretary. The Secretary shall perform such duties and shall have such powers as the Board of Directors or the President may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the secretary, including without limitation the duty and power to attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose (as well as like duties for the standing committees when required), and to give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature.

Section 8.Treasurer. The Treasurer shall perform such duties and shall have such powers as the Board of Directors or the President may from time to time prescribe. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation the duty and power to have the custody of the corporate funds and securities, keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors when the Board of Directors so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation.

Section 9.Assistant Secretaries. Except as may be otherwise provided in these By-Laws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice-President or the Secretary, and in the absence of the Secretary or in the event of his or her disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

Section 10. Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice-President or the Treasurer, and in the absence of the Treasurer or in the event of his or her disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer.

Section 11. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

ARTICLE V
STOCK

Section 1.Form of Certificates. Shares of stock in the Corporation shall be uncertificated and shall not be represented by certificates except (i) that this sentence shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation, and (ii) to the extent as may be required by applicable law or as may otherwise be authorized by the Secretary or an Assistant Secretary. In the event shares of stock are represented by certificates, such certificates shall be registered upon the books of the Corporation and shall be signed by, or in the name of the Corporation by any two authorized officers of the Corporation, including, without limitation, the Chairman of the Board of Directors, the President, a Vice-President, the Treasurer, an Assistant Treasurer, the Secretary or Assistant Secretary. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Section 2.Lost Certificates. The Board of Directors may direct that a new certificate for shares or uncertificated shares be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or new uncertificated shares, the Board of Directors may in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to indemnify the Corporation in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 3.Transfers. Transfer of shares of stock of the Corporation represented by certificates shall be made on the books of the Corporation only upon the surrender of a valid certificate or certificates for not less than such number of shares, duly endorsed by the person named in the certificate or by an attorney lawfully constituted in writing. Transfer of uncertificated shares of stock shall be made on the books of the Corporation upon receipt of proper transfer instructions from the registered owner of the uncertificated shares, an instruction from an approved source duly authorized by such owner or from an attorney lawfully constituted in writing. The Corporation may impose such additional conditions to the transfer of shares of its stock as may be necessary or appropriate for compliance with applicable law or to protect the Corporation, a transfer agent or the registrar from liability with respect to such transfer.

Section 4.Record Date.

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may, except as otherwise required by law, fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than sixty days nor less than ten days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 4 at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to consent to corporate action without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.

(c) Any stockholder of record seeking to have the stockholders authorize or take corporate action by consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the board of directors pursuant to Section 4(b) of this Article V). If no record date has been fixed by the Board of Directors within 10 days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with Section 228 of the DGCL. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

(d) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not be more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 5.Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VI
WAIVERS OF NOTICE

Whenever any notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to notice, whether before, at or after the time of the event for which notice is to be given, shall be deemed equivalent thereto. The purpose of the meeting need not be specified in any such waiver. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE VII
GENERAL PROVISIONS

Section 1.Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 2.Evidence of Authority. A certificate by the Secretary or an Assistant Secretary as to any action taken by the stockholders, directors, a committee or any officer or representative of the Corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

Section 3.Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 4.Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE VII
INDEMNIFICATION

Section 1.Power to Indemnify in Actions, Suits or Proceedings other Than Those by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director of the Corporation or is or was an officer of the Corporation designated by the Board of Directors, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 2.Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director of the Corporation or is or was an officer of the Corporation designated by the Board of Directors, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 3.Authorization of Indemnification. Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith, without the necessity of authorization in the specific case. Any person seeking indemnification from the Corporation under this Article VIII must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving such person for which indemnity will or could be sought.

Section 4.Good Faith Defined. For purposes of any determination under Section 3 of this Article VIII, to the extent permitted by law, a person shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his or her conduct was unlawful, if his or her action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him or her by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust or other enterprise of which such person is or was serving at the request of the Corporation as a director or officer. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 1 or 2 of this Article VIII, as the case may be.

Section 5.Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article VIII, and notwithstanding the absence of any determination thereunder, any director or officer may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standards of conduct set forth in Sections 1 or 2 of this Article VIII, as the case may be. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application.

Section 6.Expenses Payable in Advance. Expenses (including attorneys’ fees) incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article VIII (which undertaking shall be accepted without reference to the financial ability of the person to make such repayment); provided, however, that, with respect to persons who are not directors, no advancement of expenses shall be made under this Article VIII if the Corporation shall determine that (i) such person did not act in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, or (ii) with respect to any criminal action or proceeding, such person had reasonable cause to believe his or her conduct was unlawful. A director or officer seeking advancement of expenses shall submit to the Corporation a written request.

Section 7.Non-exclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Sections 1 or 2 of this Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise.

Section 8.Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article VIII.

Section 9.Certain Definitions for Purposes of Article VIII. Terms used in this Article VIII and defined in Section 145(h) or Section 145(i) of the DGCL shall have the respective meanings assigned to such terms in such Section 145(h) or Section 145(i).

Section 10. Limitations. Notwithstanding anything to the contrary in this Article VIII, the Corporation shall not be required to indemnify any person pursuant to this Article VIII in connection with a proceeding (or part thereof) initiated by that person unless (1) the initiation thereof was approved by the Board of Directors of the Corporation or (2) the initiation thereof was in connection with successfully establishing that person’s right to indemnification or advancement of expenses under this Article VIII. Notwithstanding anything to the contrary in this Article VIII, the Corporation shall not indemnify a person to the extent such person has been reimbursed from the proceeds of insurance, and in the event the Corporation makes any indemnification payments to a person and such person is subsequently reimbursed from the proceeds of insurance, such person shall promptly refund indemnification payments to the Corporation to the extent of such insurance reimbursement.

Section 11. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. A right to indemnification and to advancement of expenses arising under this Article VIII shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought.

Section 12.Savings Clause. If this Article VIII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer to the fullest extent permitted by any applicable portion of this Article VIII that shall not have been invalidated.

ARTICLE IX
AMENDMENTS

These By-Laws may be altered, amended or repealed, in whole or in part, or new By-Laws may be adopted by the stockholders or, subject to Section 216 of the DGCL, by the Board of Directors; provided, however, that notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice of such meeting of stockholders or Board of Directors as the case may be. All such amendments must be approved by the holders of a majority of the outstanding capital stock entitled to vote thereon or by the Board of Directors, as the case may be.

ARTICLE X
FORUM

Section 1.     Forum Selection. Unless the Corporation, in writing, selects or consents to the selection of an alternative forum, the sole and exclusive forum for any complaint asserting any internal corporate claims (as defined below), to the fullest extent permitted by law, and subject to applicable jurisdictional requirements, shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have, or declines to accept, jurisdiction, another state court or a federal court located within the State of Delaware). For purposes of this Article X, internal corporate claims means claims, including claims in the right of the Corporation, that are based upon a violation of a duty by a current or former director, officer, employee or stockholder in such capacity, or as to which the DGCL confers jurisdiction upon the Court of Chancery. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article X.

Section 2. Enforceability. If any provision of this Article X shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Article X (including, without limitation, each portion of any sentence of this Article X containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby.